UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        August 15, 2006 (August 10, 2006)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                      0-20632                  43-1175538
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                   135 NORTH MERAMEC, CLAYTON, MISSOURI 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting  material pursuant to  Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                           FIRST BANKS, INC.

TABLE OF CONTENTS
                                                                                                            Page
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
ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT..................................................     1

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN  OBLIGATION UNDER AN
            OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT...............................................     1

SIGNATURE...............................................................................................     2

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

       On August 10, 2006, First Banks, Inc. ("First Banks" or the "Company") entered into a First Amendment to the Amended and Restated Secured Credit Agreement with Wells Fargo Bank, National Association, as Agent, JP Morgan Chase Bank, N.A., LaSalle Bank National Association, The Northern Trust Company, Union Bank of California, N.A., Fifth Third Bank (Chicago) and U.S. Bank National Association ("Amended Credit Agreement"). The Amended Credit Agreement, dated August 10, 2006 in the amount of $96.0 million, amended the previous Amended and Restated Secured Credit Agreement dated August 11, 2005 in the amount of $122.5 million that provided a $15.0 million revolving credit facility, a $7.5 million letter of credit facility and a $100.0 million term loan facility. The primary changes to the structure of the financing arrangement include a reduction of certain components of the secured credit facilities, a reduction in the overall pricing structure of the secured credit facilities, and the renewal of the revolving credit and letter of credit facilities.

       The Amended Credit Agreement provides a $10.0 million senior secured revolving credit facility ("Revolving Credit") that matures on August 9, 2007 and a $1.0 million senior secured standby letter of credit facility ("LC Facility") that matures on August 9, 2007, in addition to the $85.0 million senior secured term loan facility ("Term Loan") that matures on August 10, 2008. The Amended Credit Agreement also provides First Banks an option to increase the Revolving Credit, which is limited to two increase requests from August 10, 2006 until its maturity date, by an amount of up to $40.0 million provided such increase will not cause the Revolving Credit to exceed $50.0 million. Interest is payable on the outstanding principal loan balances under the Revolving Credit at a floating rate equal to either the lender's prime rate or, at First Banks' option, the London Interbank Offering Rate ("LIBOR") plus a margin determined by the outstanding loan balances and First Banks' net income for the preceding four calendar quarters. If the loan balances outstanding under the Revolving Credit are accruing at the prime rate, interest is payable quarterly in arrears. If the loan balances outstanding under the Revolving Credit are accruing at LIBOR, interest is payable based on the one, two, three or six-month LIBOR, as selected by First Banks. First Banks is also subject to a quarterly commitment fee on the unused portion of the Revolving Credit. First Banks had not drawn any advances on the Revolving Credit as of August 10, 2006. The outstanding principal balance of the Term Loan was $85.0 million on August 10, 2006. Interest is payable on the outstanding principal loan balance of the Term Loan at a floating rate equal to LIBOR plus a margin determined by the outstanding loan balance and First Banks' net income for the preceding four calendar quarters. The outstanding principal balance of the Term Loan is payable in quarterly installments of $5.0 million, at a minimum, with the remainder of the Term Loan balance to be repaid in full, including any unpaid interest, upon its maturity date.

       The Amended Credit Agreement requires maintenance of certain minimum capital ratios for First Banks and First Bank, certain maximum nonperforming assets ratios for First Bank and a minimum return on assets ratio for First Banks. In addition, it contains additional covenants, including a limitation on the amount of dividends on First Banks' common stock that may be paid to stockholders. The Amended Credit Agreement is secured by First Banks' ownership interest in the capital stock of The San Francisco Company and First Bank.

       First Banks intends to use proceeds of advances under the Amended Credit Agreement to refinance existing debt, for general corporate purposes, and for potential acquisitions.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

       See Item 1.01.



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                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FIRST BANKS, INC.



Date:  August 15, 2006                           By: /s/ Allen H. Blake
                                                    ----------------------------
                                                         Allen H. Blake
                                                         President and
                                                         Chief Executive Officer